PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into as of September 24, 2008, by and between Tatiana Mikitchuk (the “Buyer”) and Marcus Segal (the “Seller”).

WHEREAS, the Seller owns in aggregate one hundred thirty three million (133,000,000) shares (the “Shares”) of common stock of Black Sea Oil, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Shares for such consideration and on such terms as set out below;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale; Purchase Price; Closing.

(a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (hereafter defined), the Seller shall sell, transfer and assign to the Buyer, and the Buyer shall purchase from the Seller, the Shares and any and all rights in the Shares to which the Seller is entitled, and by doing so the Seller shall be deemed to have assigned all of the Sellers right, title and interest in and to the Shares to the Buyer. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to the Buyer.

(b) Purchase Price. The aggregate purchase price for the purchase of the Shares shall be one thousand ($1,000) dollars (the “Purchase Price”), payable by wire transfer of immediately available funds.

(c)	Closing.

(1) The Closing of the transactions contemplated under this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement. The closing will take place in the City of New York or at such other place or places mutually agreed upon.

(2)	At the Closing:

(a)	The Buyer shall pay to the Seller the Purchase Price by wire transfer of immediately available funds pursuant to wire instructions previously delivered; and

(b) The Seller shall deliver or cause to be delivered to the Buyer (i) the stock certificates evidencing the Shares owned by him duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer; (ii) the resignation of Marcus Segal from his positions as an officer and employee of the Company, effective at the closing; (iii) the resignation of Marcus Segal, as a director of the Company, effective ten days after the Company files with the Securities and Exchange Commission (the “SEC”) a Schedule 14f-1; and (iv) any other documents requested by the Buyer to consummate the transactions contemplated by this Agreement. The Buyer acknowledges that subsequent to the Closing, it is her responsibility to file a Form 4 pursuant to requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and a Schedule 13D in accordance with the requirements of Section 240.13d-1 of the Exchange Act.

2. Representations of Seller.

Seller and the Company hereby represents and warrants to the Buyer the following:

(a) Authority. The Seller has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due execution and delivery by the Buyer, this Agreement, when executed and delivered by the Buyer, will be a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in termination, breach or violation of (i) any instrument, contract or agreement to which the Seller is party or by which he is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or Seller or his respective assets or properties.

(b) Capitalization. The Company’s authorized capital stock consists of 1,750,000,000 shares of common stock, of which 230,075,000 shares are issued and outstanding, exclusive of 50,000,000 shares to be purchased by Buyer from the Company, and 5,000,000 shares of “blank check” preferred stock, preferred shares are issued and outstanding. The Seller is the sole record and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”), other than Encumbrance created by applicable federal and state securities laws. Upon the execution and delivery of this Agreement and payment of the purchase price, the Buyer shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances, other than any Encumbrances expressly created by applicable federal and state securities laws. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

(c) Valid Issuance. All of the Shares of the Company being sold by the Seller and bought by the Buyer are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities, including without limitation, any agreements or securities (1) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of the Company, (2) restricting the transfer of any shares of capital stock of the Company, or (3) relating to the voting of any shares of capital stock of the Company. Except as may be disclosed in the SEC Documents (as defined), there are no issued or outstanding indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities, having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of the Company may vote.

(d) SEC Documents. All reports and other documents filed by the Company with the SEC (the “SEC Documents”) complied, as of their respective dates, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has not received any letters, notices or any notifications from the SEC, FINRA or NASDAQ with respect to the company or any of its officers or directors, with exception of the Delinquency Notifications issued by the Over-the-Counter Bulletin Board (“OTCBB”) governing authority on April 21, 2006, the delinquency being remedied with the filing of the Form 10-KSB and the subsequent removal of the “E” from the Company’s ticker symbol.

(e) No Undisclosed Liabilities. The Company has no liabilities or obligations that are not disclosed in the SEC Documents and as of the Closing shall have no debts, liabilities or obligations, direct or indirect, contingent or otherwise, including without limitation, any tax obligations other than as may be disclosed in the SEC Documents.

(f) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

(g) Litigation and Other Proceedings. There are no lawsuits or proceedings pending or threatened, against the Company or its officers or directors, nor has the Company or the Seller received any written or oral notice of any such action, suit, proceeding or investigation.

(h) Full Disclosure. No representation or warranty or other statement made by the Company or the Seller in this Agreement or otherwise in connection with the transaction contemplated herein contains any untrue statement or omits to state a fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(i) Approval. The Seller, as a member of the Board of Directors and the majority stockholder of the Company, shall have approved the Amended and Restated Certificate of Incorporation and the sale of the Corporation’s common stock to the Buyer.

3.  Buyer’s Representations.

The Buyer hereby represents and warrants to Seller the following:

(a) Authority. The Buyer has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform her obligations under this Agreement, to carry out her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer. No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable the Buyer to enter into, and to perform her respective obligations under, this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Buyer is a party or by which she is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the buyer or her assets or properties.

(b) Investment Purpose. The Buyer is acquiring the Shares for her own account, for investment purposes only and not with a view to the resale or distribution of any part thereof. The Buyer understands that the Shares are restricted securities and can not be offered for sale, sold, transferred or otherwise disposed of without an effective registration statement pursuant to the Securities Act, or an applicable exemption therefrom.

(c) Accredited Investor. The Buyer has read and understands Rule 501(a) of Regulation D promulgated under the Securities Act and is an “accredited investor as defined in said Rule 501(a)”, and has been provided with all materials and information requested by the Buyer, including any information requested to verify any information furnished, and the Buyer has been provided the opportunity for direct communication between the Seller and his representatives and the Buyer regarding the purchase contemplated by this Agreement, including the opportunity to ask questions and receive answers from the Seller and the Company.

(d) Exemption from Registration. The Buyer understands that the Shares are being offered and sold to her in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and will be a restrictive legend prohibiting their transfer except in compliance with the Securities Act and applicable state securities laws.

4. Indemnification. Seller shall indemnify and hold harmless the Buyer and her employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Seller.

5. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of laws.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) The Seller and the Buyer each agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore, shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement. Each of the parties acknowledges that the law firm of Gusrae, Kaplan, Bruno & Nusbaum, PLLC, has acted and continues to act as legal counsel to the Company. Each party represents that it has received advice from counsel of its own choosing regarding the transactions contemplated herein. Notwithstanding the foregoing, each of the parties’ waives any objections or rights it has or may have which would impair, hinder or eliminate such law firm’s right or ability to represent or counsel the Company or its affiliates after the date hereof.

(h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

BUYER:

By: /s/ Tatiana Mikitchuk
Tatiana Mikitchuk

Address:	415 Madison Avenue, 15th Floor
New York, New York 10017

SELLER:

By: /s/ Marcus Segal
Marcus Segal

Address:	2643 20th Street
San Francisco, CA 94110